UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011
_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas
50480 Kuala Lumpur, Malaysia
(Address of principal executive offices) (Zip Code)

+603 6201 3198
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Item 8.01  Other Events.

Conferral of Award by Sultan of Pahang of Malaysia

On June 14, 2011, the Sultan of Pahang, Malaysia, conferred upon Weng Kung Wong, our Chief Executive Officer and director, the highly regarded award of  Darjah Indera Mahkota Pahang (DIMP) which  carries with it the title of “ Dato’ ”,  in recognition of Dato’ Wong’s contributions to the ruler and the state.

Receipt of 2011 China Securities Golden Bauhinia Award

On November 24, 2011, Prime Global Capital Group Incorporated received “The Best Small and Medium Enterprise  Listed Company” award at the 2011 China Securities Golden Bauhinia Awards.  The Golden Bauhinia Awards 2011 was hosted by Ta Kung Pao and co-organized by Hong Kong Chinese Enterprises Association, Hong Kong Securities Association, Securities Association of China and China Enterprise Confederation. The company was selected after a review of listed companies in Mainland China and Hong Kong by a panel of securities professionals including Shenyin Wanguo, China Merchants Securities and Haitong Securities and honorary advisors including Mr. Liu Hongru, former chairman of China Securities Regulatory Commission, Mr. Long Yongtu, economist and Security General of Boao Forum for Asia, Mr. Zhang Xuewu, Chairman of The Hong Kong Chinese Enterprises Association and Mr. Zhang Huafeng, member of National Committee of the Chinese People's Political Consultative Conference and Chairman of Hong Kong Christ Fund Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: December 7, 2011

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer